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                                                                    Exhibit 99.3

              TERAYON SOLIDIFIES RANKING AS NUMBER TWO PROVIDER OF
                             CABLE MODEMS WORLDWIDE

     FOCUS ON STANDARDS-BASED ARCHITECTURE, INNOVATIVE DESIGN AND EXCELLENT
          CUSTOMER SUPPORT LEAD TERAYON TO NUMBER TWO IN MARKET SHARE
                         FOR THE SECOND QUARTER RUNNING

Santa Clara, California - May 12, 2004 - Terayon Communication Systems, Inc. (NASDAQ: TERN), a leading provider of broadband access, delivery and management solutions, today announced that research firm Kinetic Strategies has named Terayon the number two provider of cable modems worldwide. Terayon entered the rankings at number six in 2002, and had doubled market share to take the number two spot by the fourth quarter of 2003. While global modem shipments rose 15% in first quarter of 2004, Terayon has continued to gain ground by increasing shipments more than 21%.

     Cable operators often have different high-speed Internet infrastructures from region to region, but have been making the move to standards-based architectures in recent years. Terayon's cable modems support all DOCSIS (Data Over Cable Service Interface Specification) cable data specifications - 1.0, 1.1 and 2.0, which Terayon helped to develop, allowing cable operators to grow their networks transparently. By deploying Terayon's cable modems system-wide, operators can future proof the last mile of their networks - allowing them to roll out system upgrades, speed increases and enhanced services to subscribers without disruption, modem replacement or costly service calls.

     "By shipping 504,000 units in Q1, a 21.4% increase over a strong fourth quarter for the company, Terayon seized the number two position in the DOCSIS modem market," said Michael Harris, president of Kinetic Strategies and publisher of Cable Datacom News. "It is a meteoric rise considering that Terayon debuted in 2002 as the number-six player worldwide. Since then, quarter after quarter, Terayon has successfully climbed the market-share ladder for DOCSIS modems in the face of intense competition."

     "Achieving this level of market share with major operators worldwide, combined with our history of innovation, positions us to respond quickly to cable operators requests for new subscriber devices for the next-generation of voice, data and video services," said Stuart Friedman, vice president and general manager of Terayon's Subscriber Products Group. "We have gotten where we are by listening to our customers, building products that they want and following up with excellent customer support. We are committed to customer satisfaction and will continue to earn their support in the future."
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TERAYON DOCSIS CABLE MODEMS

     Terayon's cable modems are a cable operator's future-proof solution for delivering high-speed Internet access today, and for delivering new services tomorrow. An embedded self-diagnostic tool simplifies troubleshooting and reduces the total cost of ownership. Cable operators can deploy Terayon's modems system-wide with the assurance that they will not become obsolete as operators upgrade from DOCSIS 1.0 to DOCSIS 1.1 and 2.0.

ABOUT TERAYON

     Terayon Communication Systems, Inc. provides broadband access, delivery and management solutions for broadband providers, cable companies, satellite operators and broadcasters for the delivery of advanced, carrier-class voice, data and video services. Terayon, headquartered in Santa Clara, California, has sales and support offices worldwide, and is traded on the NASDAQ under the symbol TERN. Terayon can be found on the web at www.terayon.com.

                                      # # #

"SAFE HARBOR" STATEMENTS UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995:
Except for the historical information contained herein, this news release contains forward-looking statements, estimates and assumptions by Terayon and other parties that involve risks and uncertainties, including Terayon's ability to gain new business; Terayon's ability to develop new, technologically advanced products; the performance and capabilities of Terayon's cable modems; the acceptance of Terayon's new products in the market; the sales of Terayon's new products; the expansion of operations by Terayon's customers and the deployment of Terayon's products in specific markets; as well as the other risks detailed from time to time in Terayon's filings with the Securities and Exchange Commission.

Note: Terayon and the Terayon logo are registered trademarks of Terayon Communication Systems, Inc. All other trademarks are property of their respective owners.